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                                                                     EXHIBIT 3.1

                        CERTIFICATE OF INCORPORATION OF
                        PAMECO ACQUISITION CORPORATION

ARTICLE I.  NAME.

The name of the corporation is Pameco Acquisition Corporation (hereinafter referred to as the "Company").

ARTICLE II.  REGISTERED OFFICE AND AGENT.

The name and address of the registered office of the Company in the State of Delaware is Corporate Trust Company, Corporate Trust Center, 1209 Orange Street Wilmington, Delaware 19801.

ARTICLE III.  NATURE OF BUSINESS.

The nature of the business or purposes to be conducted by the Company is to engage in any lawful act or activity for which companies may be organized under the Delaware General Corporation Law ("DGCL").

ARTICLE IV.  CAPITAL STOCK.

The Company shall have authority to issue Twenty Million (20,000,000) shares of common stock, par value $.01 per share (the "Common Stock). The Company shall also have authority to issue Five Million (5,000,000) shares of Preferred Stock,
par value $1.00 per share (the "Preferred Stock").   Shares of Common Stock and
Preferred Stock are referred to herein as the "Shares."

      SECTION 1. COMMON STOCK. All shares of Common Stock shall be identical, and shall entitle the holders thereof to the same rights and preferences, all dividends declared and all assets of the Company upon dissolution, subject to the rights and preferences, if any, of the holders of the Preferred Stock to such dividends and assets upon dissolution pursuant to applicable law and the resolution or resolutions of the Board of Directors providing for the issue of one or more series of Preferred Stock. At each meeting of stockholders of the Company, each holder of the Company's Common Stock shall be entitled to one vote for each share on each matter to come before the meeting. Subject to the rights of the holders of Preferred Stock outstanding from time to time, dividends may be declared upon and paid to the holders of the Common Stock as the Board of Directors shall determine, and in the event of voluntary or involuntary liquidation or dissolution of the Company, the holders of the Common Stock shall be entitled to share ratably in all assets of the Company.

     SECTION 2. PREFERRED STOCK. The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of shares of Preferred Stock from time to time in one or more series, and by filing any certificate of designations required under
Section 151(g) of the GCL(or its successor statute as in effect from time to time), to fix or alter the number of shares of any series of Preferred Stock, and to fix the powers, designations,
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preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions granted to or imposed upon the shares of any unissued series of Preferred Stock. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of:

     (A) the number of shares constituting and the distinctive designation of such series;

     (B) the dividend rights of the shares of such series, including whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

     (C) whether such series shall have voting rights, and, if so, the terms of such voting rights, including the number of votes per share, the number of members of the Board of Directors or the percentage of members of the Board of Directors each class or series of Preferred Stock may be entitled to elect;

     (D) whether such series shall have conversion rights and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (E) whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary as the Board of Directors determines under different conditions and at different redemption dates;

     (F) whether such series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund;

     (G) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of such series: and

     (H) any other relative rights, preferences and limitations of such series.

The Board of Directors may, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. Shares of Preferred Stock that are redeemed, purchased or otherwise acquired by the Company may be reissued except as otherwise provided by law or the applicable certificate of designations.

     SECTION 3. SERIES A PREFERRED SHARES. The first such series of Preferred Stock shall consist of 600,000 shares of Series A Cumulative Pay-In-Kind Preferred Shares ("Series A Preferred Shares"), and shall have the following powers, designations, preferences and rights:

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     (A)  Definitions.

"Approval Date" means the date on which the Holders of the requisite number of shares of Common Stock approve, at a special meeting of the shareholders entitled to vote thereon duly called and held in accordance with applicable law, including the (Georgia Business Corporation Code "GBCC"), and for which a proxy statement has been distributed and filed in accordance with the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), the agreement pursuant to which the Series A Preferred Shares are being issued and the transactions contemplated thereby.

"Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors, as the same may be constituted from time to time.

"Business Day" means any day other than a Legal Holiday.

"Business Combination Proposal" means any proposal made to the Company or its shareholders involving (a) a sale of a substantial portion of the Capital Stock of, or other equity interest in, the Company, (b) a sale of a substantial portion of the assets of the Company, or (c) a merger, business combination, recapitalization or other similar transaction involving the Company.

"Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of a limited liability company or association, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"Compounding Date" has the meaning set forth in Section 3(C)(1) below.

"Conversion Price" means $7.50, as the same may be adjusted from time to time.

"Dividend Series A Preferred Shares" means unissued Series A Preferred Shares to which a Holder is entitled as of a particular date, assuming the declaration of dividends payable in the form of Series A Preferred Shares under Section 3(C)(1) or 3(C)(2) below.

"Holder" means the record holder of one or more Series A Preferred Shares, as shown on the books and records of the Company.

"Issue Date" means the first date on which any Series A Preferred Shares are issued by the Company.

"Junior Securities" has the meaning set forth in Section 3(B) below.

"Liquidation Preference" means an amount per Series A Preferred Share, equal to $250.00 plus accrued and unpaid dividends (whether or not declared and including, without limitation, Dividend Series A Preferred Shares and Warrant Series A Preferred

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Shares, if any), and the Penalty Amount (if any), subject to adjustment from time to time to accurately reflect stock splits, subdivisions or combinations with respect to the Series A Preferred Shares.

"Penalty Amount" means the contingent amount that exists only if the Company has not notified the Holders that it elected to accrue and pay dividends after the Initial Dividend Period in the same manner as during the Initial Dividend Period and the Company thereafter failed to declare and pay the applicable cash dividend in full on a relevant Compounding Date, and which is equal to the difference between the accrued and unpaid dividend attributable to the relevant Compounding Date and the amount that would have been the accrued and unpaid dividend attributable to the relevant Compounding Date had the dividend rate set forth in Section 3(C) of this Certificate been calculated at 16% per annum, not 14% per annum.

"Person" means any individual, corporation, partnership, firm, joint venture, association, limited liability company or partnership, joint-stock company, trust, unincorporated organization or Governmental Body.

"Series A Preferred Shares" means the Company's Series A Cumulative Pay-in-Kind Preferred Stock, par value $1.00 per share, as the same may be amended or modified from time to time.

"Stated Value" means an amount per Series A Preferred Share, equal to $250.00, subject to adjustment from time to time to accurately reflect stock splits, subdivisions or combinations with respect to the Series A Preferred Shares.

"Subsequent Preferred Shares" means any shares of preferred stock, par value $1.00 per share, of the Company, issued pursuant to that certain Securities Purchase Agreement dated as of February 18, 2000, among, Pameco Corporation, a Georgia corporation, Littlejohn Fund II, L.P. and Quilvest American Equity, Ltd., other than the Series A Preferred Shares.

"Trading Day" means with respect to the Common Stock (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trading may be made on the Nasdaq National Market or (z) if the applicable security is not otherwise listed, admitted for trading or quoted, any day other than a Legal Holiday.

"Weighted Average Trading Price" means the volume weighted average sales price per share of Class A Common Stock as reported by Bloomberg Information Systems, Inc.; provided, however, if there shall occur any adjustment to the Conversion Price as a result of Section 3(H)(4), the Weighted Average Trading Price shall be proportionally adjusted to the extent not so reflected in the report of Bloomberg Information Systems, Inc.

     (B) Ranking. The Series A Preferred Shares shall, with respect to dividends, distributions and distributions upon the liquidation, winding-up or dissolution

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of the Company, rank: (i) senior to all classes of Common Stock of the Company and to each other class of Capital Stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Series A Preferred Shares as to dividends, distributions and distributions upon the liquidation, winding-up and dissolution of the Company (together with the Common Stock of the Company, collectively referred to as "Junior Securities"); and (ii) on a parity with any additional shares of Series A Preferred Shares issued by the Company in the future in accordance with this Article IV hereof and any other class of Capital Stock or series of preferred stock established after the Issue Date by the Board of Directors (including any series of Subsequent Preferred Shares), the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Shares as to dividends, distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities").

     (C)  Dividends.

          (1) For the three-year period following the Issue Date (the "Initial Dividend Period"), the Holders of the Series A Preferred Shares shall be entitled to receive on each such share, when, as and if declared by the Board of Directors, out of funds of the Company legally available therefor, cumulative preferential dividends, compounding quarterly to the extent unpaid on each March 1, June 1, September 1 and December 1 (each a "Compounding Date"), commencing on June 1, 2000, and accruing from the date of issuance at the rate of 14% per annum on the Stated Value of each Series A Preferred Share and of each Dividend Series A Preferred Share then deemed to have been issued (the "Initial Dividend Rate"); provided, however, if with respect to a particular period, the Company's earnings before interest, taxes, depreciation and amortization, as determined in accordance with generally accepted accounting principles consistently applied and maintained, is at least equal to $25.5 million for the year ended February 28, 2002 and/or $35.4 million for the year ended February 28, 2003, then with respect to a particular one-year period, the rate at which dividends would accrue, accumulate and compound during such one year period would be recalculated retroactively to 8% instead of 14%, such recalculation to occur as soon as practicable after the receipt of the Company's audited financial statements, accompanied by a signed opinion of its independent accountants, relating to the applicable one year period. When and if declared by the Board of Directors, such dividends shall be payable by issuance of such number of additional Series A Preferred Shares (including fractional shares) determined by dividing the dollar amount of the dividend to be paid by the Stated Value on the date such dividend is so paid; provided, however, if a dividend is declared and paid in the form of Series A Preferred Shares and the dividend rate is subsequently recalculated pursuant to this Section 3(C)(1), then the Company shall promptly advise the Holders of the recalculated dividend amount (which recalculation shall be binding absent manifest error) and the Holders shall promptly surrender for cancellation certificates representing a sufficient number of Series A Preferred Shares so that the number of Series A Preferred Shares issued to them in such dividend is appropriately adjusted to reflect the retroactive reduction of the dividend rate.

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          (2) From and after the Initial Dividend Period, the Holders of the
Series A Preferred Shares shall be entitled to receive on each such share, when, as and if declared by the Board of Directors, out of funds of the Company legally available therefor, cumulative preferential cash dividends, compounding quarterly to the extent unpaid, on each Compounding Date commencing on June 1, 2003 and accruing thereafter at the rate of 14% per annum on the Stated Value of each Series A Preferred Share and of each Dividend Series A Preferred Share then deemed to have been issued, except that the Company may provide written notice to the Holders at least 30 days prior to the end of the Initial Dividend Period, that such dividends, with respect to periods after the Initial Dividend Period shall continue to accrue and be payable in the same manner as during the Initial Dividend Period.

          (3) To the extent a Holder of Series A Preferred Shares receives payment of a dividend pursuant to Sections 3(C)(1) or 3(C)(2) in the form of additional Series A Preferred Shares, then, such Holder shall also be entitled to receive a warrant to purchase such number of additional Series A Preferred Shares equal to the number of Series A Preferred Shares received in payment of such dividend, having an exercise price equal to 12,500% of the conversion price of the Series A Preferred Shares in effect at the time of payment of such dividend, such warrant to be in substantially the form of the warrants originally issued to Holders on the Issue Date (the "Additional Warrants").

          (4) In addition to the dividends described in Section 3(C), if the Company declares and pays a dividend on the Common Stock, a Holder of Series A Preferred Shares shall be entitled to 50% of the dividends such Holder would have been entitled to had such Holder fully converted the Series A Preferred Shares into Common Stock pursuant to Section G immediately prior to the record date for the distribution. Dividend distributions under this Section 3(C) shall be made pro rata among the Holders of Series A Preferred Shares and holders of Class A Common Stock.

          (5) All dividends paid with respect to Series A Preferred Shares pursuant to this Section 3(C) shall be made pro rata among the Holders based upon the aggregate Series A Preferred Shares held by each such Holder. If and when any Series A Preferred Shares are issued under Section 3(C) for the payment of dividends, such Shares shall be validly issued and outstanding and fully paid and nonassessable, and shall initially have a Conversion Price equal to that of the Series A Preferred Shares then in effect on the date such Series A Preferred Shares are issued.

          (6) In the case of Series A Preferred Shares issued on the Issue Date, dividends shall accrue from such date. In the case of Series A Preferred Shares issued as a dividend on Shares of Series A Preferred Shares or the Series A Preferred Shares issued upon exercise of any warrants to purchase Series A Preferred Shares, dividends shall accrue from the date on which such Series A Preferred Shares were issued.

          (7) Each fractional Series A Preferred Share outstanding shall also be entitled to a ratably proportionate amount of any other distributions made with

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respect to each outstanding or due to be issued and outstanding Series A
Preferred Share, and all such distributions shall be payable in the same manner and at the same time as distributions on each outstanding or due to be issued and outstanding Series A Preferred Share.

     (D) Distributions upon liquidation, dissolution or winding up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (which for purposes of Section 3 shall include any transaction effected pursuant to a Business Combination Proposal), or any reduction or decrease in its Capital Stock resulting in a distribution of assets to the Holders of any class or series of the Company's Capital Stock (the date of such occurrence, the "Liquidation Date"), the Company shall, out of the assets of the Company available for distribution, make the following payments in respect of its Capital Stock:

         (1)  first, payments on any Senior Securities;

         (2) second, on a pro rata basis, (i) to Holders of the Series A Preferred Shares equal to the greater of (A) the aggregate Liquidation Preference with respect to the Series A Preferred Shares held by such Holder on the Liquidation Date (including the Dividend Series A Preferred Shares to which such Holder would be entitled as of such date), plus the aggregate Liquidation Preference with respect to the Warrant Series A Preferred Shares deemed held by such Holder on the Liquidation Date (which cannot be less than zero), or (B) the amount which would be payable to such Holder in respect of Common Stock if such Holder had been deemed to have converted all Series A Preferred Shares, all Dividend Series A Preferred Shares and all Warrant Series A Preferred Shares whether or not convertible by the terms hereof, held (or deemed held) by such Holder as of the Liquidation Date into Common Stock immediately prior to the Liquidation Date; and (ii) due on Parity Securities; and

         (3)  third, payments on any Junior Securities.

     (E) Redemption by the Company.

         (1) From time to time, on and after the sixth anniversary of the Issue Date, the Company may redeem the Series A Preferred Shares held by a Holder on the Redemption Date at a price per share, payable in cash, equal to 105% of the Liquidation Preference (the "Redemption Price"). If there shall be a legal impediment imposed by the DGCL to the Company's repurchase of any such shares, the Company shall use its best efforts to remove or remedy such impediment.

         (2) In case of redemption of less than all of the Series A Preferred Shares, such Series A Preferred Shares to be redeemed shall be redeemed on a pro rata basis among all Holders.

         (3) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the "Redemption Date"), by U.S. express mail, overnight courier guaranteeing next Business Day delivery, postage or charges prepaid, to all

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Holders of record of the Series A Preferred Shares at their last addresses as they shall appear on the books of the Company; provided, however, the validity of the proceedings for the redemption of any Series A Preferred Shares shall only be affected with respect to any Holder to whom the Company has failed to give notice or except as to the Holder to whom notice was defective. In addition to any information required by law, such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of Series A Preferred Shares to be redeemed and, if less than all such shares held by such Holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for the Series A Preferred Shares are to be surrendered for payment of the Redemption Price; (v) the Conversion Price then in effect; (vi) that the Holder's right to convert the Series A Preferred Shares into Common Stock shall terminate on the close of business on the third Business Day preceding such Redemption Date; and (vii) that dividends on the Series A Preferred Shares to be redeemed will cease to accumulate on the Redemption Date. Upon the sending of any such notice of redemption, the Company shall become obligated to redeem on the applicable Redemption Date all such Series A Preferred Shares called for redemption and the Company shall take all steps necessary to pay the Redemption Price on the Redemption Date.

         (4) If notice has been sent in accordance with Section 3(E)(3) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the Holders of such Series A Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the applicable Redemption Date, dividends on the Series A Preferred Shares so called for redemption shall cease to accumulate, and such shares shall no longer be deemed to be outstanding and shall not have the status of Series A Preferred Shares, and all rights of the Holders thereof as shareholders of the Company (except the right to receive from the Company the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any Series A Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Redemption Price.

         (5) Any deposit of funds with a bank or trust company for the purpose of redeeming Series A Preferred Shares shall be irrevocable except that any balance of monies so deposited by the Company and unclaimed by the Holders of the Series A Preferred Shares entitled thereto at the expiration of one year from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings; provided, however, that any funds deposited for the purpose of redeeming Series A Preferred Shares which are subsequently converted in accordance with Section 3(G) hereof shall be repaid to the Company upon such conversion.

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     (F)  Put Right.

         (1) Commencing upon the fifth anniversary of the Issue Date, each Holder may elect to sell to the Company all or any part of the Series A Preferred Shares held by a Holder, and to require the Company to purchase from such Holder such shares at a per share price, payable in cash, equal to the Liquidation Preference (the "Put Price") applicable to such shares (the "Put Right"). The Company shall take all necessary actions to pay the Put Price on the Put Date. If there shall be a legal impediment imposed by DGCL to the Company's repurchase of any such shares, the Company shall use its best efforts to remove or remedy such impediment. The Company shall pay the Put Price on a pro rata basis among all Holders exercising a Put Right based on the number of shares sought to be repurchased.

         (2) Notice of any Put Right shall be sent to the Company by or on behalf of a Holder exercising such right not less than 5 nor more than 30 days prior to the date specified for sale in such notice (the "Put Date"), by U.S. express mail or overnight courier guaranteeing next Business Day delivery, postage or charges prepaid. Such notice shall state: (i) the Put Date; (ii) the number of Series A Preferred Shares to be sold to the Company; and (iii) the date and the place where for the closing of the Put Right so as to pay the Put Price as soon as possible as set forth herein.

     (G)  Conversion.

         (1) At any time after the Approval Date and subject to compliance with applicable law, including the HSR Act, by a particular Holder, any such Holder shall have the right to convert any of the then outstanding Series A Preferred Shares owned by it which have not been previously redeemed or repurchased into fully paid, nonassessable shares of Common Stock. For the purpose of conversion, each Series A Preferred Share shall be valued at the Liquidation Preference, which shall be divided by the Conversion Price in effect on the conversion date to determine the number of shares issuable upon such conversion. In case any Series A Preferred Shares are to be redeemed pursuant to Section (3)(E) above or repurchased in connection with Section 3(F) above, such right of conversion shall cease and terminate as to the Series A Preferred Shares to be redeemed or repurchased at the close of business on the third Business Day preceding the date fixed for redemption (in the case of Section 3(E) above) or repurchase (in the case of Section 3(F) above), unless the Company shall default in the payment of the applicable price prior to the close of business on the date fixed for redemption or repurchase. Any Holder desiring to convert such shares into Common Stock shall surrender the certificate or certificates (unless such certificates have not yet been issued by the Company but are otherwise due such Holder pursuant to Section 3 hereof) evidencing such Series A Preferred Shares at the office of the transfer agent (which may be the Company) for the Series A Preferred Shares, which certificate or certificates, if the Company shall so require, shall be duly endorsed to the Company or in blank, or accompanied by proper instruments of transfer to the Company or in blank, accompanied by an irrevocable written notice to the Company that the Holder elects so to convert such Series A Preferred Shares and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued.

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In the event that a Holder fails to notify the Company of the number of Series A
Preferred Shares which such Holder wishes to convert, such Holder shall be deemed to have elected to convert all shares represented by the certificate or certificates so surrendered for conversion.

         (2) Holders at the close of business on a record date for such dividend actually paid shall be entitled to receive the dividend payable on the Series A Preferred Shares being converted on the corresponding dividend payment date notwithstanding the conversion thereof following such record date and prior to such dividend payment date.

         (3) The Company shall, as soon as practicable after such deposit of certificates (to the extent required above) evidencing Series A Preferred Shares accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such Series A Preferred Shares were so surrendered, or to the nominee or nominees of such Person, certificates evidencing the number of full shares of Common Stock to which such Person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction a share of Common Stock as hereinafter provided. Subject to the following provisions of this paragraph (3), each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series A Preferred Shares to be converted shall have been surrendered (to the extent required above) together with the irrevocable written notice and payment of taxes (if applicable) as provided for in paragraphs (1) and (2) above, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such Series A Preferred Shares shall be treated for all purposes as the record holder or holders of such Common Stock at such time on such date, unless the stock transfer books of the Company shall be closed on such date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Series A Preferred Shares shall have been surrendered for conversion and such notice (and, if applicable, payment) received by the Company. Immediately following such conversion, the rights of the Holders with respect to converted Series A Preferred Shares shall cease.

         (4) Any conversion of Series A Preferred Shares hereunder shall also be deemed, automatically and without any further action on the part of the Holder or the Company, to be a conversion of the Series A Preferred Shares issuable upon exercise of the Warrant Series A Preferred Shares.

     (H) The Conversion Price at which Series A Preferred Shares are convertible into Common Stock shall be subject to adjustment from time to time, as follows:

         (1) In case at any time after the date hereof, the Company shall pay or make a dividend or other distribution on all or any portion of its Common Stock or shall make a dividend or other distribution on any other class of Capital Stock of the

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Company, which dividend or distribution consists of Common Stock, the Conversion
Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be decreased by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares plus the total number of shares constituting such dividend or other distribution, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, but shall include shares issuable in respect of scrip Common Stock. If any dividend or distribution of the type described in this paragraph (1) is declared but not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (2) In case at any time after the date hereof, the Company shall pay or make a dividend or other distribution on all of its Common Stock consisting of, or shall otherwise issue, rights, warrants, options, or convertible or exchangeable securities (not being available on an equivalent basis to Holders upon conversion) entitling the holders thereof to subscribe for or purchase, Common Stock at a price per share less than the Current Market Price Per Share of the Common Stock (determined as provided in paragraph (8) of this Section 3(H)) on the date of or distribution or issuance such rights, warrants, options, or convertible or exchangeable securities (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date of such distribution or issuance shall be decreased by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock immediately prior to such distribution or issuance plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would receive at such Current Market Price Per Share, and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date of such distribution or issuance plus the number of shares of Common Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but will include shares issuable in respect of scrip certificates, if any, issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, warrants or options in respect of Common Stock held in the treasury of the Company (or, if rights, warrants or options are issued in respect of all of the Common Stock of the Company, will not exercise any such rights, warrants or options in respect of Common Stock held in the treasury of the Company). The value of such consideration, if other than cash, shall be determined in the reasonable good faith judgment of the Board of Directors, whose determination shall be conclusive. To the extent any securities are issued which give rise to an adjustment to the Conversion Price pursuant to this paragraph (2), and such securities expire unexercised, then the Conversion Price shall be readjusted as if such expired securities had never been issued.

         (3) In case at any time after the date hereof, the Company shall issue Common Stock at a price per share less than the Current Market Price Per Share of the Common Stock on the date of such issuance of Common Stock, the Conversion Price in effect at the opening of business on the day following such issuance date shall be decreased by multiplying such Conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to issuance plus the number of shares of Common Stock which the aggregate of the offering price of the shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price Per Share, and the denominator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date of such issuance.

         (4) In case at any time after the date hereof, all or any portion of the Common Stock outstanding shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced and, conversely in case at any time after the date hereof, all or any portion of the shares of Common Stock outstanding shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (5) In case at any time after the date hereof, the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, rights, warrants or options, but excluding any rights, warrants, or options referred to in paragraph
(2) of this Section 3(H)) entitling the holders of Common Stock to subscribe for or purchase Common Stock at a price per share less than the Current Market Price Per Share of the Common Stock, the Conversion Price in effect at the opening of business on the date fixed for the determination of shareholders entitled to such distribution shall be by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price Per Share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidence of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price Per Share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. If any dividend or distribution of the type described in this

Section 3(H)(5) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (6) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 3(J) below applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the date fixed for such determination within the meaning of paragraph (2) of this Section 3(H)), and (B) a subdivision or combination, as the case may be, of the number of Common Stock outstanding immediately prior to such reclassification into the number of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of the paragraph (4) of this Section 3(H)).

         (7)  Intentionally Omitted.

         (8)  For the purpose of any computation under paragraphs (2), (3) or
(5) of this Section 3(H), the Current Market Price Per Share of Common Stock on any date shall be deemed to be the Weighted Average Trading Price for the 20 consecutive Trading Days immediately preceding the day in question.

         (9) Notwithstanding any other provision of this Section 6, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value. The Company hereby covenants not to take any action (A) to increase the par value per share of the Common Stock or (B) that would or does result in any adjustment in the Conversion Price that would cause the Conversion Price to be less than the then par value per share of the Common Stock.

         (10) Notwithstanding any other provision of this Section 3(H), no adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

         (11)  Whenever the Conversion Price is adjusted as herein provided:

               (a) the Company shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Series A Preferred Shares; and

               (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record Holders at their last addresses as they shall appear upon the stock transfer books of the Company.

         (12) In any case in which this Section 3(H) provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the Holder of any Series A Preferred Share converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such Holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Section 3(I).

     (I) The Company shall not issue fractional shares or scrip representing fractional shares of Common Stock upon conversion of Series A Preferred Shares. Instead the Company shall make a cash payment equal to the value of such fractional amount. If more than one certificate evidencing Series A Preferred Shares shall be surrendered for conversion at one time by the same Holder, the number of shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered.

     (J) In the event that the Company shall be a party to any transaction, including without limitation any (i) recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (iii) any sale or transfer of all or substantially all of the assets of the Company or (iv) any compulsory share exchange, pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of each Series A Preferred Share then outstanding shall have the right thereafter, to convert such share into the kind and amount of securities, cash and other property receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such Series A Preferred Share might have been converted immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange. The Company or the Person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The above provisions shall similarly apply to successive recapitalization, reclassifications, consolidations, mergers, sales, transfers or share exchanges.

     (K) The Company shall at all times reserve and keep available, out of its authorized and unissued Capital Stock, solely for the purpose of effecting the conversion of the Series A Preferred Shares, such number of shares of its Common Stock, free of preemptive rights, as shall from time to time be sufficient to effect the conversion of all Series A Preferred Shares from time to time outstanding. The Company shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Series A Preferred Shares. The Company shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series A Preferred Shares. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the Series A Preferred Shares so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established, to the satisfaction of the Company, that such tax has been paid.

     (L) In case:

         (1) the Company shall authorize or take an action that would, upon consummation, require a Conversion Price adjustment pursuant to paragraphs (1),
(3), (4) or (5) of Section 3(H); or

         (2) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

         (3) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

     then the Company shall cause to be mailed to the Holders, at their last addresses as they shall appear upon the stock transfer books of the Company, at least 20 days prior to the proposed record or effective date, as the case may be, notice stating (x) the date on which a record (if any) is to be taken for the purpose of such action, dividend or distribution, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined or (y) the date on which such action, reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such action, reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

     (M) Notwithstanding the foregoing provisions, (i) neither the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date, nor (ii) the issuance of any Subsequent Preferred Shares, shall be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies.

     (N) For purposes of this Section 3, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company.

     (O) Voting Rights

         (1) Holders shall vote their Series A Preferred Shares as a separate class as set forth in paragraph (3) hereof and as otherwise expressly permitted by the DGCL.

         (2) In addition to the rights set forth in Section 3(O)(1) above, after the Approval Date, and subject to compliance with applicable law, including the HSR Act, by a particular Holder, with no further action upon the part of such Holder or the Company, such Holder shall be entitled to one vote for each share of Common Stock to which such Holder is entitled to receive at such time upon conversion of the Series A Preferred Shares in accordance with Section (3)(O) hereof, whether or not such Holder has actually converted such shares, and shall vote such shares together with the Common Stock as a single class on all matters brought before a vote of the holders of the Common Stock.

         (3) The Company shall not, without the affirmative vote of the Holders of a majority of the Series A Preferred Shares then outstanding:

               (a) authorize, create (by way of reclassification or otherwise) or issue any securities which are senior to the Series A Preferred Shares as to dividends, distributions or distributions upon liquidation, winding up or dissolution of the Company ("Senior Securities"), any Parity Securities (other than additional Series A Preferred Shares issued in accordance with Section 3 hereof or Subsequent Preferred Shares) or any obligation or security convertible into, exchangeable for or evidencing the right to purchase any Senior Securities or Parity Securities;

               (b) amend or otherwise alter this Certificate of Incorporation in any manner that adversely affects the rights, privileges and preferences of the Series A Preferred Shares set forth herein; or

               (c) take any action requiring a vote of shareholders of the Company that adversely affects the rights, preferences and privileges of the Series A Preferred Shares set forth in this Certificate of Designation.

     (P)  Payment.

         (1) All amounts payable in cash with respect to the Series A Preferred Shares shall be payable in United States dollars at the principal executive office of the Company or, at the option of the Holder, payment of dividends (if any) may be made by official bank check sent by overnight courier guaranteeing next Business Day delivery to such Holder of the Series A Preferred Shares at its address set forth in the register of Holders maintained by the Company.

         (2) Any payment on the Series A Preferred Shares due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

     (Q) Exclusion of Other Rights. Except as may otherwise be required by law, the Series A Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as it may be amended from time to time) and in the Certificate of Incorporation. The Series A Preferred Shares shall have no preemptive or subscription rights.

     (R) Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Section 3 (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Section 3 (as it may be amended from time to time) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Shares and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Shares and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Shares and qualifications, limitations and restrictions thereof unless so expressed herein.

     (S) Reissuance of Series A Preferred Shares. Series A Preferred Shares that have been issued and reacquired in any manner, including shares purchased, redeemed, exchanged or converted, shall (upon compliance with any applicable provisions of the DGCL) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issue of such shares as Series A Preferred Shares must be in compliance with the terms hereof.

     (T) Amendments. This Section 3 may be amended only with the consent of the Holders of a majority of the Series A Preferred Shares then outstanding, except that the Board of Directors may file amendments to this Section 3 without the consent of the Holders of the Series A Preferred Shares in order to increase the number of Series A Preferred Shares authorized by this Designation but only to permit the issuances of such Series A Preferred Shares as Dividend Series A Preferred Shares and Warrant Series A Preferred Shares, and only if such additional shares are reserved for issuance as Dividend Series A Preferred Shares or Warrant Series A Preferred Shares.

ARTICLE V.  INCORPORATOR.

The name and mailing address of the incorporator is Sedesh Doobay, Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, Pennsylvania 19103.

ARTICLE VI.  BOARD OF DIRECTORS.

     SECTION 1. NUMBER OF DIRECTORS. The properties, business and affairs of the Company shall be managed and controlled by a Board of Directors, which shall consist of nine (9) members. The number of directors may be changed from time to time by resolution duly adopted by the affirmative vote of a majority of the Board of Directors then in office, provided that a quorum is present. In no case shall a decrease in the number of directors shorten the term of any incumbent director.

     SECTION 2. INITIAL DIRECTORS. The initial directors shall be W. Michael Clevy, Earl Dolive, James R. Balkcom, Jr., Edmund J. Feeley, Michael Ira Klein, Angus C. Littlejohn, Jr., Dixon R. Walker, Harry F. Weyher III and Willem F.P. de Vogel.

     SECTION 3. TERM. The initial directors shall hold office for a term expiring at the next succeeding annual meeting. Subject to the foregoing, at each annual meeting of stockholders the successors to the directors whose term shall then expire shall be elected to hold office for a term expiring at the next annual meeting and each director so elected shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

     SECTION 4.  REMOVAL.  Directors may be removed with or without cause.

     SECTION 5. VACANCIES. Any vacancy on the Board of Directors for any reason, whether arising through death, resignation or removal of a director or through an increase in the number of directors, shall be filled by a majority vote of the remaining directors, although less than a quorum, or by a sole remaining director. The term of office of any director elected to fill such a vacancy shall expire at the expiration of the term of office in which the vacancy occurred.

     SECTION 6. ELECTIONS. Elections of the Board of Directors need not be by written ballot except to the extent provided in the Bylaws of the Company.

ARTICLE VII. BYLAWS.

A majority of the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Company. The stockholders, by a majority vote of shares entitled to vote, of the Company may adopt, amend or repeal the Bylaws of the Company.

ARTICLE VIII.  STOCKHOLDER MEETINGS; BOOKS.

Meetings of stockholders shall be held at such time, on such date and at such place (within or without the State of Delaware) as provided in the Bylaws of the Company. Any action required or permitted to be taken by the stockholders, whether voting as a single voting group or as separate voting groups, must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders. The books of the Company may be kept, subject to any applicable statutory provision, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.

ARTICLE IX.  SPECIAL STOCKHOLDER MEETINGS.

A special meeting of stockholders may be called at any time by a majority of the Board of Directors or Chief Executive Officer of the Company. At any time when a special meeting of stockholders has been called pursuant hereto and upon receipt of request from the persons calling the meeting, it shall be the duty of the Secretary to fix the time and place of the meeting, which shall be held not more than sixty (60) days after receipt of the request. If the Secretary neglects or refuses to fix the time or place of the meeting, the person(s) calling the meeting may do so.

ARTICLE X.  VESTING OF POWER.

All of the powers of the Company, insofar as the same may now or hereafter be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Company's Board of Directors. In furtherance and not in limitation of that power, the board shall have the power to make, adopt, alter, amend and repeal from time to time bylaws of the Company, subject to the right of the stockholders entitled to vote with respect thereto to adopt, amend and repeal bylaws.

ARTICLE XI.  INDEMNIFICATION.

     SECTION 1. Officers and Directors - Direct Actions. The company shall indemnify any director or officer of the company (as used in this Article XI; the phrase "director or officer of the company" shall mean any person who is or was a director or officer of the company, or is or was serving at the request of the company as a director or officer of another domestic or foreign company for profit or not-for-profit, partnership, joint venture, trust or other enterprise), any person who was or is a party (other than a party plaintiff suing on his or her own behalf), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) by reason of the fact that he or she is or was a director or officer of the company, against expenses (including fees for legal counsel), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she met the standard of conduct of (a) acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the company and (b) with respect to any criminal proceeding, having no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgement, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of
                             ---- ----------
itself create a presumption that the person (a) did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the company and (b) with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     SECTION 2. Officers and Directors - Derivative Actions. The company shall indemnify any director or officer of the company who was or is a party (other than a party suing in the right of the company), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in the company's favor by reason of the fact that he or she is or was a director or officer of the company, against expenses (including fees for legal counsel) actually and reasonably incurred by him or her in connection with the defense or settlement of the action, suit or proceeding if he or she met the standard of conduct of acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the company. Indemnification shall not be made under this Section 2 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the company unless and only to the extent that the Court of Chancery is located or the court in which the action, suit or proceeding was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses that the Court of Chancery or other court deems proper.

     SECTION 3. Employees and Agents. The company may, to the extent permitted by applicable law, indemnify any employee or agent of the corporation (as used in this Article XI; the phrase "employee or agent of the company" shall mean any person who is or was an employee or agent of the company, other than an officer, or is or was serving at the request of the company as an employee or agent of another domestic or foreign company for profit or not-for-profit, partnership, joint venture, trust or other enterprise) who was or is a party, or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses (including fees for legal counsel), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the company, provided he or she has met the standard of conduct set forth in Section 1 and 2 of this Article XI, subject to the limitations set forth in Section 2 of this Article XI in the case of an action, suit or proceeding by or in the right of the corporation to procure a judgement in the corporation's favor.

     SECTION 4. Any indemnification under Sections 1, 2 or 3 of this Article XI (unless ordered by a court) shall be made by the company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

     (A) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

     (B) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

     (C)  by the stockholders.

     SECTION 5. Expenses (including attorney's fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company as authorized in this Article XI. Such expenses (including attorney's fees) incurred by employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     SECTION 6. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     SECTION 7. The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article.

     SECTION 8. The indemnification and advancement of expenses provided by or granted pursuant to, this Article XI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 9. For purposes of this Article XI, references to "the Company" shall include, in addition to the resulting Company" any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     SECTION 10. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the company" shall include any service as a director, officer, employee or agent of the company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the company" as referred to in this Article XI.

     SECTION 11. No director of the Company or such other person or persons, if any, who, pursuant to a provision of this Certificate of Incorporation or in accordance with the DGCL (S)141(a), exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors, shall be personally liable to the or to any stockholder of the Company for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director's or the officer's duty of loyalty to the

Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under DGCL 174, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

ARTICLE XII.  NO PERSONAL LIABILITY.

The personal liability of the directors of the Company is hereby eliminated to the fullest extent expressly or otherwise permitted by Section 102(b)(7) (or any other provision) of the DGCL, as the same may be amended from time to time.

ARTICLE XIII.  AMENDMENTS.

The Company reserves the right to amend this Certificate of Incorporation in any manner permitted by the Delaware General Corporation Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles X, XI, XII and this Article XIII may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in Articles X, XI, XII and this
Article XIII, unless such action is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of the Company entitled to vote on the matter.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named for the purpose of forming a corporation to do business both within and without the State of Delaware, do make and file this Certificate, hereby declaring under penalties of perjury that it is my act and deed and that the facts stated herein are true

ARTICLE XIV.

Dated:  May 24, 2000           By:   /s/ Sedesh Doobay
                                     -----------------------------
                                     Incorporator

                          CERTIFICATE OF DESIGNATION
                                      OF

                        SERIES B CUMULATIVE PAY-IN-KIND
                         CONVERTIBLE PREFERRED SHARES

                                      OF

                              PAMECO CORPORATION

                   _________________________________________

        Pursuant to Section 151 of the Delaware General Corporation Law
                                   ("DGCL")
                   _________________________________________



          Pameco Corporation (the "Company"), a corporation organized and existing under the laws of the State of Delaware on May 24, 2000, certifies that pursuant to the authority contained in Article IV of its Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the DGCL, the board of directors of the Company (the "Board of Directors"), approved and adopted the following resolution on August 23, 2000, (by way of Unanimous Written Consent of the Board of Directors), which resolution remains in full force and effect on the date hereof:

          RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issuance of Series B Cumulative Pay-in-Kind Convertible Preferred Stock, par value $1.00 per share (the "Series B Stock"), with a stated value of $200 per share at the time of initial issuance, and initially consisting of 312,500 shares. The Series B stock will have the following voting powers, preferences and relative, optional and other special rights, and qualifications, limitations and restrictions set forth in the certificate of designation (the "Certificate of Designation"):

     1.  Certain Definitions. Unless the context otherwise requires, the terms
         -------------------
defined in this Section 1 shall have, for all purposes of this resolution and this Certificate of Designation, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

          "Affiliate" of a Person means any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to elect a majority of the board of directors (or other governing body) or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and, in any event and without limiting the generality of the foregoing, any Person owning 10% or more of the voting securities of another Person shall be deemed to control that Person.

          "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors, as the same may be constituted from time to time.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of a limited liability company or association, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Certificate of Designation" means the certificate of designation of the Series B Preferred Shares, as in effect from time to time.

          "Certificate of Incorporation" means the Certificate of incorporation of the Company, as in effect from time to time.

          "Common Stock" means the common stock, par value $.01 per share, designated as "Common Stock" in the Certificate of Incorporation.

          "Company" means Pameco Corporation.

          "Compounding Date" has the meaning set forth in Section 3(a)(i) below.

          "Conversion Price" means $3.38,/1/ as the same may be adjusted from time to time in accordance with Section 7 below.

          "DGCL" means the Delaware General Corporation Law.

          "Dividend Series B Preferred Shares" means unissued Series B Preferred Shares to which a Holder is entitled as of a particular date, assuming the declaration of dividends payable in the form of Series B Preferred Shares under
Section 3(a)(i) or 3(a)(ii) below.

          "Governmental Body" means any government, or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality thereof, or any court or arbitrator (public or private).

-----------------------------
/1/ Equal to 85% of the Weighted Average Trading Price for the 20 trading days immediately preceding the third trading day prior to the first public announcement of the event giving rise to the issuance or to the investment.

          "Holder" means the record holder of one or more Series B Preferred Shares, as shown on the books and records of the Company.

          "Initial Dividend Period" has the meaning set forth in Section 3(a)(i) below.

          "Initial Dividend Rate" has the meaning set forth in Section 3(a)(i) below.

          "Issue Date" means the first date on which any Series B Preferred Shares are issued by the Company.

          "Junior Securities" has the meaning set forth in Section 2 below.

          "Legal Holiday" means a Saturday, a Sunday, a federal holiday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed.

          "Liquidation Date" has the meaning set forth in Section 4(a) below.

          "Liquidation Preference" means an amount per Series B Preferred Share, equal to $200 accrued and unpaid dividends (whether or not declared and including, without limitation, Dividend Series B Preferred Shares, if any), and the Penalty Amount (if any), subject to adjustment from time to time to accurately reflect stock splits, subdivisions or combinations with respect to the Series B Preferred Shares.

          "Parity Securities" has the meaning set forth in Section 2 below.

          "Penalty Amount" means the contingent amount that exists only if the Company, in accordance with Section 3(a)(ii), has not notified the Holders that it elected to accrue and pay dividends after the Initial Dividend Period in the same manner as during the Initial Dividend Period and the Company thereafter failed to declare and pay the applicable cash dividend in full on a relevant Compounding Date, and which is equal to the difference between the accrued and unpaid dividend attributable to the relevant Compounding Date and the amount that would have been the accrued and unpaid dividend attributable to the relevant Compounding Date had the dividend rate set forth in Section 3(a)(ii) below been calculated at 16% per annum, not 14% per annum.

          "Person" means any individual, corporation, partnership, firm, joint venture, association, limited liability company or partnership, joint-stock company, trust, unincorporated organization or Governmental Body.

          "Put Date" has the meaning set forth in Section 6(b) below.

          "Put Price" has the meaning set forth in Section 6(a) below.

          "Put Right" has the meaning set forth in Section 6(a) below.

          "Redemption Date" has the meaning set forth in Section 5(c) below.

          "Redemption Price" has the meaning set forth in Section 5(a) below.

          "Senior Securities" has the meaning set forth in Section 8(c)(i) below.

          "Series A Preferred Shares" means the Company's Series A Cumulative Pay-in-Kind Preferred Stock, par value $1.00 per share, as described in the Certificate of Incorporation as the same may be amended or modified from time to time.

          "Series B Preferred Shares" means the Company's Series B Cumulative Pay-in-Kind Preferred Stock, par value $1.00 per share, as the same may be amended or modified from time to time.

          "Stated Value" means an amount per Series B Preferred Share, equal to $200 subject to adjustment from time to time to accurately reflect stock splits, subdivisions or combinations with respect to the Series B Preferred Shares.

          "Subsequent Preferred Shares" means any shares of preferred stock, of the Company, issued pursuant to that certain Securities Purchase Agreement dated as of February 18, 2000, among the Company, Littlejohn Fund II, L.P. and Quilvest American Equity, Ltd., other than the Series A Preferred Shares and the Series B Preferred Shares.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at. the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "Trading Day" means with respect to the Common Stock (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trading may be made on the Nasdaq National Market or (z) if the applicable security is not otherwise listed, admitted for trading or quoted, any day other than a Legal Holiday.

          "Weighted Average Trading Price" means the volume weighted average sales price per share of Common Stock as reported by Bloomberg Information Systems, Inc.; provided, however, if there shall occur any adjustment to the Conversion Price as a result of Section 7(b)(iv) below, the Weighted Average Trading Price shall be proportionally adjusted to the extent not so reflected in the report of Bloomberg Information Systems, Inc.

     2.  Ranking. The Series B Preferred Shares shall, with respect to
         -------
dividends, distributions and distributions upon the liquidation, winding-up or dissolution of the Company, rank: (i) senior to all classes of Common Stock of the Company and to each other class of Capital Stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Series B Preferred Shares as to dividends, distributions and distributions upon the liquidation, winding-up and dissolution of the Company (together with the Common Stock of the Company, collectively referred to as "Junior Securities"); and (ii) on a parity with the Series A Preferred Shares, any additional shares of Series B Preferred Shares issued by the Company in the future in accordance with Section 3 hereof and any other class of Capital Stock or series of preferred stock established after the Issue Date by the Board of Directors (including any series of Subsequent Preferred Shares), the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Shares as to dividends, distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities").

     3.  Dividends.
         ---------

         (a) (i) For the three-year period following the Issue Date (the "Initial Dividend Period"), the Holders of the Series B Preferred Shares shall be entitled to receive on each such share, when, as and if declared by the Board of Directors, out of funds of the Company legally available therefor, cumulative preferential dividends, compounding quarterly to the extent unpaid on each March 1, June 1, September 1 and December 1 (each a "Compounding Date"), commencing on September 1, 2000,and accruing from the date of issuance at the rate of 14% per annum on the Stated Value of each Series B Preferred Share and of each Dividend Series B Preferred Share then deemed to have been issued (the "Initial Dividend Rate"). When and if declared by the Board of Directors, such dividends shall be payable by issuance of such number of additional Series B Preferred Shares (including fractional shares) determined by dividing the dollar amount of the dividend to be paid by the Stated Value on the date such dividend is so paid.

              (ii) From and after the Initial Dividend Period, the Holders of the Series B Preferred Shares shall be entitled to receive on each such share, when, as and if declared by the Board of Directors, out of funds of the Company legally available therefor, cumulative preferential cash dividends, compounding quarterly to the extent unpaid, on each Compounding Date commencing on September 1, 2003, and accruing thereafter at the rate of 14% per annum on the Stated Value of each Series B Preferred Share and of each Dividend Series B Preferred Share then deemed to have been issued, except that the Company may provide written notice to the Holders at least 30 days prior to the end of the Initial Dividend Period, that such dividends, with respect to periods after the Initial Dividend Period shall continue to accrue and be payable in the same manner as during the Initial Dividend Period.

         (b) In addition to the dividends described in Section 3(a), if the Company declares and pays a dividend on the Common Stock, a Holder of Series B Preferred Shares shall be entitled to 50% of the dividends such Holder would have been entitled to had such Holder fully converted the Series B Preferred Shares into Common Stock pursuant to Section 7 immediately prior to the record date for the distribution. Dividend distributions under this Section 3(b) shall be made pro rata among the Holders of Series B Preferred Shares and holders of Common Stock.

         (c) All dividends paid with respect to Series B Preferred Shares pursuant to this Section 3 shall be made pro rata among the Holders based upon the aggregate Series B Preferred Shares held by each such Holder. If and when any Series B Preferred Shares are issued under Section 3 for the payment of dividends, such Shares shall be validly issued and outstanding and fully paid and nonassessable, and shall initially have a Conversion Price equal to that of the Series B Preferred Shares then in effect on the date such Series B Preferred Shares are issued.

         (d) In the case of Series B Preferred Shares issued on the Issue Date, dividends shall accrue from such date. In the case of Series B Preferred Shares issued as a dividend on Shares of Series B Preferred Shares, dividends shall accrue from the date on which such Series B Preferred Shares were issued.

         (e) Each fractional Series B Preferred Share outstanding shall also be entitled to a ratably proportionate amount of any other distributions made with respect to each outstanding or due to be issued and outstanding Series B Preferred Share, and all such distributions shall be payable in the same manner and at the same time as distributions on each outstanding or due to be issued and outstanding Series B Preferred Share.

     4.  Distributions Upon Liquidation, Dissolution or Winding Up. Upon any
         ---------------------------------------------------------
voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (which for purposes of this Certificate of Designation shall include any transaction effected pursuant to a Business Combination Proposal), or any reduction or decrease in its Capital Stock resulting in a distribution of assets to the Holders of any class or series of the Company's Capital Stock (the date of such occurrence, the "Liquidation Date"), the Company shall, out of the assets of the Company available for distribution, make the following payments in respect of its Capital Stock:

         (a) first, payments on any Senior Securities;

         (b) second, on a pro rata basis, (i) to Holders of the Series B Preferred Shares equal to the greater of (A) the aggregate Liquidation Preference with respect to the Series B Preferred Shares held by such Holder on the Liquidation Date (including the Dividend Series B Preferred Shares to which such Holder would be entitled as of such date), or (B) the amount which would be payable to such Holder in respect of Common Stock if such Holder had been deemed to have converted all Series B Preferred Shares and all Dividend Series B Preferred Shares, whether or not convertible by the terms hereof, held (or deemed held) by such Holder as of the Liquidation Date into Common Stock immediately prior to the Liquidation Date; and (ii) due on Parity Securities; and

         (c) third, payments on any Junior Securities.

     5.  Redemption by the Company.
         -------------------------

         (a) From time to time, on and after the sixth anniversary of the Issue Date, the Company may redeem the Series B Preferred Shares held by a Holder on the Redemption Date at a price per share, payable in cash, equal to 105% of the Liquidation Preference (the "Redemption Price"). If there shall be a legal impediment imposed by the DGCL to the Company's repurchase of any such shares, the Company shall use its best efforts to remove or remedy such impediment.

         (b) In case of redemption of less than all of the Series B Preferred Shares, such Series B Preferred Shares to be redeemed shall be redeemed on a pro rata basis among all Holders.

         (c) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the "Redemption Date"), by U.S. express mail, overnight courier guaranteeing next Business Day delivery, postage or charges prepaid, to all Holders of record of the Series B Preferred Shares at their last addresses as they shall appear on the books of the Company; provided, however, the validity of the proceedings for the redemption of any shares pursuant to this Section 5 shall only be affected with respect to any Holder to whom the Company has failed to give notice or except as to the Holder to whom notice was defective. In addition to any information required by law, such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of Series B Preferred Shares to be redeemed and, if less than all such shares held by such Holder are to be redeemed, the number of such shares to be redeemed;
(iv) the place or places where certificates for the shares to be deemed are to be surrendered for payment of the Redemption Price; (v) the Conversion Price then in effect; (vi) that the Holder's right to convert the Series B Preferred Shares into Common Stock shall terminate on the close of business on the third Business Day preceding such Redemption Date; and (vii) that dividends on the Series B Preferred Shares to be redeemed will cease to accumulate on the Redemption Date. Upon the sending of any such notice of redemption, the Company shall become obligated to redeem on the applicable Redemption Date all such shares called for redemption pursuant to this Section 5 and the Company shall take all steps necessary to pay the Redemption Price on the Redemption Date.

         (d) If notice has been sent in accordance with Section 5(c) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the Holders of such Series B Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the applicable Redemption Date, dividends on the Series B Preferred Shares called for redemption shall cease to accumulate, and such shares shall no longer be deemed to be outstanding and shall not have the status of Series B Preferred Shares and all rights of the Holders thereof as shareholders of the Company (except the right to receive from the Company the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any Series B Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such Series B
Preferred Shares shall be redeemed by the Company at the Redemption Price.

         (e) Any deposit of funds with a bank or trust company for the purpose of redeeming shares pursuant to this Section 5 shall be irrevocable except that any balance of monies so deposited by the Company and unclaimed by the Holders thereof entitled thereto at the expiration of one year from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings; provided, however, that any funds deposited for the purpose of redeeming Series B Preferred Shares which are subsequently converted in accordance with Section 7 hereof shall be repaid to the Company upon such conversion.

     6.  Put Right.
         ---------

         (a) Commencing upon the fifth anniversary of the Issue Date, each Holder may elect to sell to the Company all or any part of the Series B Preferred Shares held by a Holder, and to require the Company to purchase from such Holder such Series B Preferred Shares at a per share price, payable in cash, equal to the Liquidation Preference (the "Put Price") applicable to such shares (the "Put Right"). The Company shall take all necessary actions to pay the Put Price on the Put Date. If there shall be a legal impediment imposed by the DGCL to the Company's repurchase of any such shares, the Company shall use its best efforts to remove or remedy such impediment. The Company shall pay the Put Price on a pro rata basis among all Holders exercising a Put Right based on the number of shares sought to be repurchased.

         (b) Notice of any Put Right shall be sent to the Company by or on behalf of a Holder exercising such right not less than 5 nor more than 30 days prior to the date specified for sale in such notice (the "Put Date"), by U.S. express mail or overnight courier guaranteeing next Business Day delivery, postage or charges prepaid. Such notice shall state: (i) the Put Date; (ii) the number of Series B Preferred Shares to be sold to the Company; and (iii) the date and the place where for the closing of the Put Right so as to pay the Put Price as soon as possible as set forth herein.

     7.  Conversion.
         ----------

         (a) (i) At any time after the Approval Date and subject to compliance with applicable law, including the HSR Act, by a particular Holder, any such Holder shall have the right to convert any of the then outstanding Series B Preferred Shares owned by it which have not been previously redeemed or repurchased into fully paid, nonassessable shares of Common Stock. For the purpose of conversion, each Series B Preferred Share shall be valued at the Liquidation Preference, which shall be divided by the Conversion Price in effect on the conversion date to determine the number of shares issuable upon such conversion. In case any Series B Preferred Shares are to be redeemed pursuant to
Section 5 above or repurchased in connection with Section 6 above, such right of conversion shall cease and terminate as to the Series B Preferred Shares to be redeemed or repurchased at the close of business on the third Business Day preceding the date fixed for redemption (in the case of Section 5 above) or repurchase (in the case of Section 6 above), unless the Company shall default in the payment of the applicable price prior to the close of business on the date fixed for redemption or repurchase. Any Holder desiring to convert such shares into Common Stock shall surrender the certificate or certificates (unless such certificates have not yet been issued by the Company but are otherwise due such Holder pursuant to Section 3 hereof) evidencing such Series B Preferred Shares at the office of the transfer agent (which may be the Company) for the Series B Preferred Shares, which certificate or certificates, if the Company shall so require, shall be duly endorsed to the Company or in blank, or accompanied by proper instruments of transfer to the Company or in blank, accompanied by an irrevocable written notice to the Company that the Holder elects so to convert such Series B Preferred Shares and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued. In the event that a Holder fails to notify the Company of the number of Series B Preferred Shares which such Holder wishes to convert, such Holder shall be deemed to have elected to convert all shares represented by the certificate or certificates so surrendered for conversion.

             (ii) Holders at the close of business on a record date for such dividend actually paid shall be entitled to receive the dividend payable on the Series B Preferred Shares being converted on the corresponding dividend payment date notwithstanding the conversion thereof following such record date and prior to such dividend payment date.

             (iii) The Company shall, as soon as practicable after such deposit of certificates (to the extent required above) evidencing Series B Preferred Shares accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such Series B Preferred Shares were so surrendered, or to the nominee or nominees of such Person, certificates evidencing the number of full shares of Common Stock to which such Person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction a share of Common Stock as hereinafter provided. Subject to the following provisions of this paragraph (iii), each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series B Preferred Shares to be converted shall have been surrendered (to the extent required above) together with the irrevocable written notice and payment of taxes (if applicable) as provided for in paragraphs (i) and (ii) above, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such Series B Preferred Shares shall be treated for all purposes as the record holder or holders of such Common Stock at such time on such date, unless the stock transfer books of the Company shall be closed on such date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Series B Preferred Shares shall have been surrendered for conversion and such notice (and, if applicable, payment) received by the Company. Immediately following such conversion, the rights of the Holders with respect to converted Series B Preferred Shares shall cease.

         (b) The Conversion Price at which Series B Preferred Shares are convertible into Common Stock shall be subject to adjustment from time to time, as follows:

             (ii) In case at any time after the date hereof, the Company shall pay or make a dividend or other distribution on all or any portion of its Common Stock or shall make a dividend or other distribution on any other class of Capital Stock of the Company, which dividend or distribution consists of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be decreased by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares plus the total number of shares constituting such dividend or other distribution, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, but shall include shares issuable in respect of scrip Common Stock. If any dividend or distribution of the type described in this Section 7(b)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

             (iii) In case at any time after the date hereof, the Company shall pay or make a dividend or other distribution on all of its Common Stock consisting of, or shall otherwise issue, rights, warrants, options, or convertible or exchangeable securities (not being available on an equivalent basis to Holders upon conversion) entitling the holders thereof to subscribe for or purchase, Common Stock at a price per share less than the Current Market Price Per Share of the Common Stock (determined as provided in paragraph (viii) of this Section 7(b)) on the date of or distribution or issuance such rights, warrants, options, or convertible or exchangeable securities (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date of such distribution or issuance shall be decreased by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock immediately prior to such distribution or issuance plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would receive at such Current Market Price Per Share, and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date of such distribution or issuance plus the number of shares of Common Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but will include shares issuable in respect of scrip certificates, if any, issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, warrants or options in respect of Common Stock held in the treasury of the Company (or, if rights, warrants or options are issued in respect of all of the Common Stock of the Company, will not exercise any such rights, warrants or options in respect of Common Stock held in the treasury of the Company). The value of such consideration, if other than cash, shall be determined in the reasonable good faith judgment of the Board of Directors, whose determination shall be conclusive. To the extent any securities are issued which give rise to an adjustment to the Conversion Price pursuant to this clause (ii), and such securities expire unexercised, then the Conversion Price shall be readjusted as if such expired securities had never been issued.

             (iv) In case at any time after the date hereof, the Company shall issue Common Stock at a price per share less than the Current Market Price Per Share of the Common Stock on the date of such issuance of Common Stock, the Conversion Price in effect at the opening of business on the day following such issuance date shall be decreased by multiplying such Conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to issuance plus the number of shares of Common Stock which the aggregate of the offering price of the shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price Per Share, and the denominator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date of such issuance.

             (v) In case at any time after the date hereof, all or any portion of the Common Stock outstanding shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced and, conversely in case at any time after the date hereof, all or any portion of the shares of Common Stock outstanding shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

             (vi) In case at any time after the date hereof, the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, rights, warrants or options, but excluding any rights, warrants, or options referred to in paragraph (ii) of this Section 7(b)) entitling the holders of Common Stock to subscribe for or purchase Common Stock at a price per share less than the Current Market Price Per Share of the Common Stock, the Conversion Price in effect at the opening of business on the date fixed for the determination of shareholders entitled to such distribution shall be by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price Per Share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidence of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price Per Share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. If any dividend or distribution of the type described in this Section 7(b)(v) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

             (vii) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 7(d) below applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the date fixed for such determination within the meaning of paragraph (ii) of this Section 7(b)) and (B) a subdivision or combination, as the case may be, of the number of Common Stock outstanding immediately prior to such reclassification into the number of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective," as the case may be, and " the day upon which such subdivision or combination becomes effective" within the meaning of the paragraph (iv) of this Section 7(b)).

             (viii) Intentionally Omitted.

             (ix) For the purpose of any computation under paragraphs (ii),
(iii) or (v) of this Section 7(b), the Current Market Price Per Share of Common Stock on any date shall be deemed to be the Weighted Average Trading Price for the 20 consecutive Trading Days immediately preceding the day in question.

             (x) Notwithstanding any other provision of this Section 7, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value. The Company hereby covenants not to take any action (A) to increase the par value per share of the Common Stock or (B) that would or does result in any adjustment in the Conversion Price that would cause the Conversion Price to be less than the then par value per share of the Common Stock.

             (xi) Notwithstanding any other provision of this Section 7, no adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

             (xii) Whenever the Conversion Price is adjusted as herein provided:

                   (1) the Company shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Series B Preferred Shares; and

                   (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record Holders at their last addresses as they shall appear upon the stock transfer books of the Company.

             (xiii) In any case in which this Section 7(b) provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the Holder of any Series B Preferred Share converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such Holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Section 7(c).

         (c) The Company shall not issue fractional shares or scrip representing fractional shares of Common Stock upon conversion of Series B Preferred Shares. Instead the Company shall make a cash payment equal to the value of such fractional amount. If more than one certificate evidencing Series B Preferred Shares shall be surrendered for conversion at one time by the same Holder, the number of shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series B Preferred Shares so surrendered.

         (d) In the event that the Company shall be a party to any transaction, including without limitation any (i) recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (iii) any sale or transfer of all or substantially all of the assets of the Company or (iv) any compulsory share exchange, pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of each Series B Preferred Share then outstanding shall have the right thereafter, to convert such share into the kind and amount of securities, cash and other property receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such Series B Preferred Share might have been converted immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange. The Company or the Person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The above provisions shall similarly apply to successive recapitalization, reclassifications, consolidations, mergers, sales, transfers or share exchanges.

         (e) The Company shall at all times reserve and keep available, out of its authorized and unissued Capital Stock, solely for the purpose of effecting the conversion of the Series B Preferred Shares, such number of shares of its Common Stock, free of preemptive rights, as shall from time to time be sufficient to effect the conversion of all Series B Preferred Shares from time to time outstanding. The Company shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Series B Preferred Shares. The Company shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series B Preferred Shares. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the Series B Preferred Shares so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established, to the satisfaction of the Company, that such tax has been paid.

         (f) In case:

             (ii) the Company shall authorize or take an action that would, upon consummation, require a Conversion Price adjustment pursuant to subparagraphs
(i), (iii), (iv) or (v) of Section 7(b); or

             (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

             (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be mailed to the Holders, at their last addresses as they shall appear upon the stock transfer books of the Company, at least 20 days prior to the proposed record or effective date, as the case may be, notice stating (x) the date on which a record (if any) is to be taken for the purpose of such action, dividend or distribution, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined or (y) the date on which such action, reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such action, reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

         (g) Notwithstanding the foregoing provisions, (i) neither the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date, nor (ii) the issuance of any Subsequent Preferred Shares, shall be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies.

             (ii) For purposes of this Section 7, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company.

     8.  Voting Rights.
         -------------

         (a) Holders shall vote their Series B Preferred Shares as a separate class as set forth in paragraph (c) hereof, as may be further set forth in the Company's Certificate of Incorporation and as otherwise expressly permitted by the DGCL.

         (b) In addition to the rights set forth in Section 8(a) above, subject to compliance with applicable law, including the HSR Act, by a particular Holder, with no further action on the part of such Holder or the Company, such Holder shall be entitled to one vote for each share of Common Stock to which such Holder is entitled to receive at such time upon conversion of the Series B Preferred Shares in accordance with Section 7 hereof, whether or not such Holder has actually converted such shares, and shall vote such shares together with the Common Stock as a single class on all matters brought before a vote of the holders of the Common Stock.

         (c) The Company shall not, without the affirmative vote of the Holders of a majority of the Series B Preferred Shares then outstanding:

             (i) authorize, create (by way of reclassification or otherwise) or issue any securities which are senior to the Series B Preferred Shares as to dividends, distributions or distributions upon liquidation, winding up or dissolution of the Company ("Senior Securities"), any Parity Securities (other than additional Series B Preferred Shares issued in accordance with Section 3(a) hereof or Subsequent Preferred Shares) or any obligation or security convertible into, exchangeable for or evidencing the right to purchase any Senior Securities or Parity Securities;

             (ii) amend or otherwise alter its Certificate of Incorporation in any manner that adversely affects the rights, privileges and preferences of the Series B Preferred Shares set forth in this Certificate of Designation; or

             (iii) take any action requiring a vote of shareholders of the Company that adversely affects the rights, preferences and privileges of the Series B Preferred Shares set forth in this Certificate of Designation.

     9.  Payment.
         -------

         (a) All amounts payable in cash with respect to the Series B Preferred Shares shall be payable in United States dollars at the principal executive office of the Company or, at the option of the Holder, payment of dividends (if any) may be made by official bank check sent by overnight courier guaranteeing next Business Day delivery to such Holder of the Series B Preferred Shares at its address set forth in the register of Holders maintained by the Company.

         (b) Any payment on the Series B Preferred Shares due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

     10.  Exclusion of Other Rights. Except as may otherwise be required by
          -------------------------
law, the Series B Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as it may be amended from time to time) and in the Certificate of Incorporation. The Series B Preferred Shares shall have no preemptive or subscription rights.

     11.  Headings of Subdivisions. The headings of the various subdivisions
          ------------------------
hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     12.  Severability of Provisions. If any voting powers, preferences and
          --------------------------
relative, participating, optional and other special rights of the Series B Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as it may be amended from time to time) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Shares and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Shares and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Shares and qualifications, limitations and restrictions thereof unless so expressed herein.

     13.  Reissuance of Series B Preferred Shares. Series B Preferred Shares
          ---------------------------------------
that have been issued and reacquired in any manner, including shares purchased, redeemed, exchanged or converted, shall (upon compliance with any applicable provisions of the DGCL) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issue of such shares as Series B Preferred Shares must be in compliance with the terms hereof.

     14.  Amendments. The Certificate of Designation may be amended only with
          ----------
the consent of the Holders of a majority of the Series B Preferred Shares then outstanding, except that the Board of Directors may file amendments to this Certificate of Designation without the consent of the Holders of the Series B Preferred Shares in order to increase the number of Series B Preferred Shares authorized by this Designation but only to permit the issuances of such Series B Preferred Shares as Dividend Series B Preferred Shares, and only if such additional shares are reserved for issuance as Dividend Series B Preferred Shares.

          IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed this 24th of August 2000.


                           PAMECO CORPORATION



                           By: /s/ Robert J. Davis
                               -------------------
                           Name: Robert J. Davis
                           Title: Chief Financial Officer

                          CERTIFICATE OF DESIGNATION
                                      OF

                        SERIES C CUMULATIVE PAY-IN-KIND
                         CONVERTIBLE PREFERRED SHARES

                                      OF

                              PAMECO CORPORATION

                   _________________________________________

        Pursuant to Section 151 of the Delaware General Corporation Law
                                   ("DGCL")
                   _________________________________________

          Pameco Corporation (the "Company"), a corporation organized and existing under the laws of the State of Delaware, certifies that pursuant to the authority contained in Article IV of its Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the DGCL, the board of directors of the Company (the "Board of Directors"), approved and adopted the following resolution on November 30, 2000, (by way of Unanimous Written Consent of the Board of Directors),which resolution remains in full force and effect on the date hereof:

          RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issuance of Series C Cumulative Pay-in-Kind Convertible Preferred Stock, par value $1.00 per share (the "Series C Preferred Shares"), with a stated value of $200.00 per share at the time of initial issuance, and initially consisting of 312,500 shares. The Series C Preferred Shares will have the following voting powers, preferences and relative, optional and other special rights, and qualifications, limitations and restrictions set forth in this certificate of designation (the "Certificate of Designation"):

     1.   Certain Definitions.  Unless the context otherwise requires, the
          -------------------
terms defined in this Section 1 shall have, for all purposes of this resolution and this Certificate of Designation, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

          "Affiliate" of a Person means any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to elect a majority of the board of directors (or other governing body) or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and, in any event and without limiting the generality of the foregoing, any Person owning 10% or more of the voting securities of another Person shall be deemed to control that Person.

          "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors, as the same may be constituted from time to time.

          "Business Combination Proposal" means any proposal made to the Company or its shareholders involving (a) a sale of a substantial portion of the Capital Stock of, or other equity interest in, the Company, (b) a sale of a substantial portion of the assets of the Company, or (c) a merger, business combination, recapitalization or other similar transaction involving the Company.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of a limited liability company or association, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Certificate of Designation" means the certificate of designation of the Series C Preferred Shares, as in effect from time to time.

          "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as in effect from time to time.

          "Common Stock" means the common stock, par value $0.01 per share, designated as "Common Stock" in the Certificate of Incorporation.

          "Company" means Pameco Corporation.

          "Compounding Date" has the meaning set forth in Section 3(a)(i) below.

          "Conversion Price" means $1.65 as the same may be adjusted from time to time in accordance with Section 6 below.

          "DGCL" means the Delaware General Corporation Law.

          "Dividend Series C Preferred Shares" means unissued Series C Preferred Shares to which a Holder is entitled as of a particular date, assuming the declaration of dividends payable in the form of Series C Preferred Shares under
Section 3(a)(i) or 3(a) (ii) below.

          "Governmental Body" means any government, or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality thereof, or any court or arbitrator (public or private).

          "Holder" means the record holder of one or more Series C Preferred Shares, as shown on the books and records of the Company.

          "Initial Dividend Period" has the meaning set forth in Section 3(a)(i) below.

          "Initial Dividend Rate" has the meaning set forth in Section 3(a)(i) below.

          "Issue Date" means the first date on which any Series C Preferred Shares are issued by the Company.

          "Junior Securities" has the meaning set forth in Section 2 below.

          "Legal Holiday" means a Saturday, a Sunday, a federal holiday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed.

          "Liquidation Date" has the meaning set forth in Section 4(a) below.

          "Liquidation Preference" means an amount per Series C Preferred Share, equal to $200.00 plus accrued and unpaid dividends (whether or not declared and including, without limitation, Dividend Series C Preferred Shares, if any), and the Penalty Amount (if any), subject to adjustment from time to time to accurately reflect stock splits, subdivisions or combinations with respect to the Series C Preferred Shares.

          "Parity Securities" has the meaning set forth in Section 2 below.

          "Penalty Amount" means the contingent amount that exists only if the Company, in accordance with Section 3(a)(ii), has not notified the Holders that it elected to accrue and pay dividends after the Initial Dividend Period in the same manner as during the Initial Dividend Period and the Company thereafter failed to declare and pay the applicable cash dividend in full on a relevant Compounding Date, and which is equal to the difference between the accrued and unpaid dividend attributable to the relevant Compounding Date and the amount that would have been the accrued and unpaid dividend attributable to the relevant Compounding Date had the dividend rate set forth in Section 3(a)(ii) below been calculated at 16% per annum, not 14% per annum.

          "Person" means any individual, corporation, partnership, firm, joint venture, association, limited liability company or partnership, joint-stock company, trust, unincorporated organization or Governmental Body.

          "Redemption Date" has the meaning set forth in Section 5(c) below.

          "Redemption Price" has the meaning set forth in Section 5(a) below.

          "Senior Securities" has the meaning set forth in Section 7(c)(i) below.

          "Series A Preferred Shares" means the Company's Series A Cumulative Pay-in-Kind Preferred Stock, par value $1.00 per share, as described in the Certificate of Incorporation as the same may be amended or modified from time to time.

          "Series B Certificate of Designation" means the certificate of designation of the Series B Preferred Shares, as in effect from time to time.

          "Series B Preferred Shares" means the Company's Series B Cumulative Pay-in-Kind Convertible Preferred Stock, par value $1.00 per share, as described in the Series B Certificate of Designation.

          "Series C Preferred Shares" means the Company's Series C Cumulative Pay-in-Kind Convertible Preferred Stock, par value $1.00 per share, as described in the Certificate of Designation.

          "Stated Value" means an amount per Series C Preferred Share, equal to $200.00, subject to adjustment from time to time to accurately reflect stock splits, subdivisions or combinations with respect to the Series C Preferred Shares.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "Trading Day" means with respect to the Common Stock (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trading may be made on the Nasdaq National Market or (z) if the applicable security is not otherwise listed, admitted for trading or quoted, any day other than a Legal Holiday.

          "Weighted Average Trading Price" means the volume weighted average sales price per share of Common Stock as reported by Bloomberg Information Systems, Inc.; provided, however, if there shall occur any adjustment to the Conversion Price as a result of Section 6(b)(iv) below, the Weighted Average Trading Price shall be proportionally adjusted to the extent not so reflected in the report of Bloomberg Information Systems, Inc.

     2.   Ranking.  The Series C Preferred Shares shall, with respect to
          -------
dividends, distributions and distributions upon the liquidation, winding-up or dissolution of the Company, rank: (i) senior to all classes of Common Stock of the Company and to each other class of Capital Stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Series C Preferred Shares as to dividends, distributions and distributions upon the liquidation, winding-up and dissolution of the Company (together with the Common Stock of the Company, collectively referred to as "Junior Securities"); and (ii) on a parity with the Series A Preferred Shares, the Series B Preferred Shares, and any additional shares of Series C Preferred Shares issued by the Company in the future in accordance with Section 3 hereof and any other class of Capital Stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series C Preferred Shares as to dividends, distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities").

     3.   Dividends.
          ---------

          (a)  (i)   For the three-year period following the Issue Date (the
"Initial Dividend Period"), the Holders of the Series C Preferred Shares shall be entitled to receive on each such share, when, as and if declared by the Board of Directors, out of funds of the Company legally available therefor, cumulative preferential dividends, compounding quarterly to the extent unpaid on each March 1, June 1, September 1 and December 1 (each a "Compounding Date") commencing on March 1, 2001, and accruing from the date of issuance at the rate of 14% per annum on the Stated Value of each Series C Preferred Share and of each Dividend Series C Preferred Share then deemed to have been issued (the "Initial Dividend Rate"). When and if declared by the Board of Directors, such dividends shall be payable by issuance of such number of additional Series C Preferred Shares (including fractional shares) determined by dividing the dollar amount of the dividend to be paid by the Stated Value on the date such dividend is so paid.

               (ii) From and after the Initial Dividend Period, the Holders of the Series C Preferred Shares shall be entitled to receive on each such share, when, as and if declared by the Board of Directors, out of funds of the Company legally available therefor, cumulative preferential cash dividends, compounding quarterly to the extent unpaid, on each Compounding Date commencing on December 1, 2003 and accruing thereafter at the rate of 14% per annum on the Stated Value of each Series C Preferred Share and of each Dividend Series C Preferred Share then deemed to have been issued, except that the Company may provide written notice to the Holders at least 30 days prior to the end of the Initial Dividend Period, that such dividends, with respect to periods after the Initial Dividend Period shall continue to accrue and be payable in the same manner as during the Initial Dividend Period.

          (b) In addition to the dividends described in Section 3(a), if the Company declares and pays a dividend on the Common Stock, a Holder of Series C Preferred Shares shall be entitled to receive, concurrently with the payment of such dividend, an amount equal to 50% of the dividends such Holder would have been entitled to had such Holder fully converted the Series C Preferred Shares into Common Stock pursuant to Section 6 immediately prior to the record date for the distribution. Dividend distributions under this Section 3(b) shall be made pro rata among the Holders of Series C Preferred Shares, holders of Parity Securities and holders of Common Stock based on the aggregate number of shares of Common Stock held by each such holder (assuming conversion of all Series C Preferred Shares and Parity Securities).

          (c) All dividends paid with respect to Series C Preferred Shares pursuant to this Section 3 shall be made pro rata among the Holders based upon the aggregate number of

Series C Preferred Shares held by each such Holder. If and when any Series C Preferred Shares are issued under Section 3 for the payment of dividends, such Shares shall be validly issued and outstanding and fully paid and nonassessable, and shall initially have a Conversion Price equal to that of the Series C Preferred Shares then in effect on the date such Series C Preferred Shares are issued.

          (d) In the case of Series C Preferred Shares issued on the Issue Date, dividends shall accrue from such date. In the case of Series C Preferred Shares issued as a dividend on Shares of Series C Preferred Shares, dividends shall accrue from the date on which such Series C Preferred Shares were issued.

          (e) Each fractional Series C Preferred Share outstanding shall also be entitled to a ratably proportionate amount of any other distributions made with respect to each outstanding or due to be issued and outstanding Series C Preferred Share, and all such distributions shall be payable in the same manner and at the same time as distributions on each outstanding or due to be issued and outstanding Series C Preferred Share.

     4.   Distributions Upon Liquidation, Dissolution or Winding Up.  Upon any
          ---------------------------------------------------------
voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (which for purposes of this Certificate of Designation shall include any transaction effected pursuant to a Business Combination Proposal), or any reduction or decrease in its Capital Stock resulting in a distribution of assets to the Holders of any class or series of the Company's Capital Stock (the date of such occurrence, the "Liquidation Date"), the Company shall, out of the assets of the Company available for distribution, make the following payments in respect of its Capital Stock:

          (a)  first, payments on any Senior Securities;

          (b) second, on a pro rata basis, (i) payments to Holders of the Series C Preferred Shares equal to the greater of (A) the aggregate Liquidation Preference with respect to the Series C Preferred Shares held by such Holder on the Liquidation Date (including the Dividend Series C Preferred Shares to which such Holder would be entitled as of such date), or (B) the amount which would be payable to such Holder in respect of Common Stock if such Holder had been deemed to have converted all Series C Preferred Shares and all Dividend Series C Preferred Shares, whether or not convertible by the terms hereof, held (or deemed held) by such Holder as of the Liquidation Date into Common Stock immediately prior to the Liquidation Date; and (ii) payments due on Parity Securities; and

          (c)  third, payments on any Junior Securities.

     5.   Redemption by the Company.
          -------------------------

          (a) From time to time, on and after the sixth anniversary of the Issue Date, the Company may redeem the Series C Preferred Shares held by a Holder on the Redemption Date at a price per share, payable in cash, equal to 105% of the Liquidation Preference (the "Redemption Price"). If there shall be a legal impediment imposed by the DGCL to the Company's repurchase of any such shares, the Company shall use its best efforts to remove or remedy such impediment.

          (b) In case of redemption of less than all of the Series C Preferred Shares, such Series C Preferred Shares to be redeemed shall be redeemed on a pro rata basis among all Holders based upon the aggregate number of Series C Preferred Shares held by each such Holder.

          (c) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the "Redemption Date"), by U.S. express mail, overnight courier guaranteeing next Business Day delivery, postage or charges prepaid, to all Holders of record of the Series C Preferred Shares at their last addresses as they shall appear on the books of the Company; provided, however, the validity of the proceedings for the redemption of any shares pursuant to this Section 5 shall only be affected with respect to any Holder to whom the Company has failed to give notice or except as to the Holder to whom notice was defective. In addition to any information required by law, such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of Series C Preferred Shares to be redeemed and, if less than all such shares held by such Holder are to be redeemed, the number of such shares to be redeemed;
(iv) the place or places where certificates for the shares to be deemed are to be surrendered for payment of the Redemption Price; (v) the Conversion Price then in effect; (vi) that the Holder's right to convert the Series C Preferred Shares into Common Stock shall terminate on the close of business on the third Business Day preceding such Redemption Date; and (vii) that dividends on the Series C Preferred Shares to be redeemed will cease to accumulate on the Redemption Date. Upon the sending of any such notice of redemption, the Company shall become obligated to redeem on the applicable Redemption Date all such shares called for redemption pursuant to this Section 5 and the Company shall take all steps necessary to pay the Redemption Price on the Redemption Date.

          (d) If notice has been sent in accordance with Section 5(c) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the Holders of such Series C Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the applicable Redemption Date, dividends on the Series C Preferred Shares called for redemption shall cease to accumulate, and such shares shall no longer be deemed to be outstanding and shall not have the status of Series C Preferred Shares and all rights of the Holders thereof as shareholders of the Company (except the right to receive from the Company the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any Series C Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such Series C Preferred Shares shall be redeemed by the Company at the Redemption Price.

          (e) Any deposit of funds with a bank or trust company for the purpose of redeeming shares pursuant to this Section 5 shall be irrevocable except that any balance of monies so deposited by the Company and unclaimed by the Holders thereof entitled thereto at the expiration of one year from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings; provided, however, that any funds deposited for the purpose of redeeming Series C Preferred Shares which are subsequently converted in accordance with Section 6 hereof shall be repaid to the Company upon such conversion.

     6.   Conversion.
          ----------

          (a)  (i)   At any time after the Issue Date and subject to compliance with applicable law, any Holder shall have the right to convert any of the then outstanding Series C Preferred Shares owned by it which have not been previously redeemed into fully paid, nonassessable shares of Common Stock. For the purpose of conversion, each Series C Preferred Share shall be valued at the Liquidation Preference, which shall be divided by the Conversion Price in effect on the conversion date to determine the number of shares issuable upon such conversion. In case any Series C Preferred Shares are to be redeemed pursuant to Section 5 above, such right of conversion shall cease and terminate as to the Series C Preferred Shares to be redeemed at the close of business on the third Business Day preceding the date fixed for redemption, unless the Company shall default in the payment of the applicable price prior to the close of business on the date fixed for redemption. Any Holder desiring to convert such shares into Common Stock shall surrender the certificate or certificates (unless such certificates have not yet been issued by the Company but are otherwise due such Holder pursuant to Section 3 hereof) evidencing such Series C Preferred Shares at the office of the transfer agent (which may be the Company) for the Series C Preferred Shares, which certificate or certificates, if the Company shall so require, shall be duly endorsed to the Company or in blank, or accompanied by proper instruments of transfer to the Company or in blank, accompanied by an irrevocable written notice to the Company that the Holder elects so to convert such Series C Preferred Shares and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued. In the event that a Holder fails to notify the Company of the number of Series C Preferred Shares which such Holder wishes to convert, such Holder shall be deemed to have elected to convert all shares represented by the certificate or certificates so surrendered for conversion.

               (ii) Holders at the close of business on a record date for such dividend actually paid shall be entitled to receive the dividend payable on the Series C Preferred Shares being converted on the corresponding dividend payment date notwithstanding the conversion thereof following such record date and prior to such dividend payment date.

               (iii) The Company shall, as soon as practicable after such deposit of certificates (to the extent required above) evidencing Series C Preferred Shares accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such Series C Preferred Shares were so surrendered, or to the nominee or nominees of such Person, certificates evidencing the number of full shares of Common Stock to which such Person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction a share of Common Stock as hereinafter provided. Subject to the following provisions of this paragraph (iii), each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series C Preferred Shares to be converted shall have been surrendered (to the extent required above) together with the irrevocable written notice and payment of taxes (if applicable) as provided for in paragraphs (i) and (ii) above, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such Series C Preferred Shares shall be treated for all purposes as the record holder or holders of such Common Stock at such time on such date, unless the stock transfer books of the Company shall be closed on such date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Series C Preferred Shares shall have been surrendered for conversion and such notice (and, if applicable, payment) received by the Company. Immediately following such conversion, the rights of the Holders with respect to converted Series C Preferred Shares shall cease.

          (b) The Conversion Price at which Series C Preferred Shares are convertible into Common Stock shall be subject to adjustment from time to time, as follows:

               (i) In case at any time after the date hereof, the Company shall pay or make a dividend or other distribution on all or any portion of its Common Stock or shall make a dividend or other distribution on any other class of Capital Stock of the Company, which dividend or distribution consists of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be decreased by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares plus the total number of shares constituting such dividend or other distribution, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, but shall include shares issuable in respect of scrip Common Stock. If any dividend or distribution of the type described in this Section 6(b)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

               (ii) In case at any time after the date hereof, the Company shall pay or make a dividend or other distribution on all of its Common Stock consisting of, or shall otherwise issue, rights, warrants, options, or convertible or exchangeable securities (not being available on an equivalent basis to Holders upon conversion) entitling the holders thereof to subscribe for or purchase, Common Stock at a price per share less than the Current Market Price Per Share of the Common Stock (determined as provided in paragraph (viii) of this Section 6(b)) on the date of or distribution or issuance such rights, warrants, options, or convertible or exchangeable securities (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date of such distribution or issuance shall be decreased by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock immediately prior to such distribution or issuance plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would receive at such Current Market Price Per Share, and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date of such distribution or issuance plus the number of shares of Common Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but will include shares issuable in respect of scrip certificates, if any, issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, warrants or options in respect of Common Stock held in the treasury of the Company (or, if rights, warrants or options are issued in respect of all of the Common Stock of the Company, will not exercise any such rights, warrants or options in respect of Common Stock held in the treasury of the Company). The value of such consideration, if other than cash, shall be determined in the reasonable good faith judgment of the Board of Directors, whose determination shall be conclusive. To the extent any securities are issued which give rise to an adjustment to the Conversion Price pursuant to this paragraph (ii), and such securities expire unexercised, then the Conversion Price shall be readjusted as if such expired securities had never been issued.

               (iii) In case at any time after the date hereof, the Company shall issue Common Stock at a price per share less than the Current Market Price Per Share of the Common Stock on the date of such issuance of Common Stock, the Conversion Price in effect at the opening of business on the day following such issuance date shall be decreased by multiplying such Conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to issuance plus the number of shares of Common Stock which the aggregate of the offering price of the shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price Per Share, and the denominator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date of such issuance.

               (iv) In case at any time after the date hereof, all or any portion of the Common Stock outstanding shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced and, conversely in case at any time after the date hereof, all or any portion of the shares of Common Stock outstanding shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (v) In case at any time after the date hereof, the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, rights, warrants or options, but excluding any rights, warrants, or options referred to in paragraph (ii) of this Section 6(b)) entitling the holders of Common Stock to subscribe for or purchase Common Stock at a price per share less than the Current Market Price Per Share of the Common Stock, the Conversion Price in effect at the opening of business on the date fixed for the determination of shareholders entitled to such distribution shall be by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price Per Share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidence of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price Per Share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. If any dividend or distribution of the type described in this Section 6(b)(v) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

               (vi) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 6(d) below applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the date fixed for such determination within the meaning of paragraph (ii) of this Section 6(b)) and (B) a subdivision or combination, as the case may be, of the number of Common Stock outstanding immediately prior to such reclassification into the number of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective," as the case may be, and " the day upon which such subdivision or combination becomes effective" within the meaning of the paragraph (iv) of this Section 6(b)).

               (vii)   Intentionally Omitted.

               (viii)  For the purpose of any computation under paragraphs (ii),
(iii) or (v) of this Section 6(b), the Current Market Price Per Share of Common Stock on any date shall be deemed to be the Weighted Average Trading Price for the 20 consecutive Trading Days immediately preceding the day in question.

               (ix) Notwithstanding any other provision of this Section 6, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value. The Company hereby covenants not to take any action (A) to increase the par value per share of the Common Stock or (B) that would or does result in any adjustment in the Conversion Price that would cause the Conversion Price to be less than the then par value per share of the Common Stock.

               (x) Notwithstanding any other provision of this Section 6, no adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

               (xi) Whenever the Conversion Price is adjusted as herein provided:

                       (1) the Company shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted

Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Series C Preferred Shares; and

                       (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record Holders at their last addresses as they shall appear upon the stock transfer books of the Company. In any case in which this Section 6(b) provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the Holder of any Series C Preferred Share converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and
(B) paying to such Holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Section 6(c).

               (xii) The Company shall not issue fractional shares or scrip representing fractional shares of Common Stock upon conversion of Series C Preferred Shares. Instead the Company shall make a cash payment equal to the value of such fractional amount. If more than one certificate evidencing Series C Preferred Shares shall be surrendered for conversion at one time by the same Holder, the number of shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series C Preferred Shares so surrendered.

          (c) In the event that the Company shall be a party to any transaction, including without limitation any (i) recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (iii) any sale or transfer of all or substantially all of the assets of the Company or (iv) any compulsory share exchange, pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of each Series C Preferred Share then outstanding shall have the right thereafter, to convert such share into the kind and amount of securities, cash and other property receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such Series C Preferred Share might have been converted immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange. The Company or the Person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The above provisions shall similarly apply to successive recapitalization, reclassifications, consolidations, mergers, sales, transfers or share exchanges.

          (d) The Company shall at all times reserve and keep available, out of its authorized and unissued Capital Stock, solely for the purpose of effecting the conversion of the Series C Preferred Shares, such number of shares of its Common Stock, free of preemptive rights, as shall from time to time be sufficient to effect the conversion of all Series C Preferred Shares from time to time outstanding. The Company shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Series C Preferred Shares. The Company shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series C Preferred Shares. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the Series C Preferred Shares so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established, to the satisfaction of the Company, that such tax has been paid.

          (e)  In case:

               (i) the Company shall authorize or take an action that would, upon consummation, require a Conversion Price adjustment pursuant to subparagraphs (i), (iii), (iv) or (v) of Section 6(b); or

               (ii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

               (iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be mailed to the Holders, at their last addresses as they shall appear upon the stock transfer books of the Company, at least 20 days prior to the proposed record or effective date, as the case may be, notice stating (x) the date on which a record (if any) is to be taken for the purpose of such action, dividend or distribution, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined or (y) the date on which such action, reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such action, reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

          (f) Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies.

               (i) For purposes of this Section 6, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company.

     7.   Voting Rights.
          -------------

          (a) Holders shall vote their Series C Preferred Shares as a separate class as set forth in paragraph (c) hereof, as may be further set forth in the Company's Certificate of Incorporation and as otherwise expressly permitted by the DGCL.

          (b) In addition to the rights set forth in Section 7(a) above, subject to compliance with applicable law, with no further action on the part of such Holder or the Company, such Holder shall be entitled to one vote for each share of Common Stock to which such Holder is entitled to receive at such time upon conversion of the Series C Preferred Shares in accordance with Section 6 hereof, whether or not such Holder has actually converted such shares, and shall vote such shares together with the Common Stock as a single class on all matters brought before a vote of the holders of the Common Stock.

          (c) The Company shall not, without the affirmative vote of the Holders of a majority of the Series C Preferred Shares then outstanding:

               (i) authorize, create (by way of reclassification or otherwise) or issue any securities which are senior to the Series C Preferred Shares as to dividends, distributions or distributions upon liquidation, winding up or dissolution of the Company ("Senior Securities"), any Parity Securities (other than additional Series B Preferred Shares issued in accordance with Section 3(a) of the Series B Certificate of Designation or additional Series C Preferred Shares issued in accordance with Section 3(a)) or any obligation or security convertible into, exchangeable for or evidencing the right to purchase any Senior Securities or Parity Securities;

               (ii) amend or otherwise alter its Certificate of Incorporation in any manner that adversely affects the rights, privileges and preferences of the Series C Preferred Shares set forth in this Certificate of Designation; or

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

               (iii) take any action requiring a vote of shareholders of the Company that adversely affects the rights, preferences and privileges of the Series C Preferred Shares set forth in this Certificate of Designation.

     8.   Payment.
          -------

          (a) All amounts payable in cash with respect to the Series C Preferred Shares shall be payable in United States dollars at the principal executive office of the Company or, at the option of the Holder, payment of dividends (if any) may be made by official bank check sent by overnight courier guaranteeing next Business Day delivery to such Holder of the Series C Preferred Shares at its address set forth in the register of Holders maintained by the Company.

          (b) Any payment on the Series C Preferred Shares due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

     9.   Exclusion of Other Rights.  Except as may otherwise be required by
          -------------------------
law, the Series C Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as it may be amended from time to time) and in the Certificate of Incorporation. The Series C Preferred Shares shall have no preemptive or subscription rights.

     10.  Headings of Subdivisions.  The headings of the various subdivisions
          ------------------------
hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     11.  Severability of Provisions.  If any voting powers, preferences and
          --------------------------
relative, participating, optional and other special rights of the Series C Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as it may be amended from time to time) are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series C Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as it may be amended from time to time) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series C Preferred Shares and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series C Preferred Shares and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series C Preferred Shares and qualifications, limitations and restrictions thereof unless so expressed herein.

     12.  Reissuance of Series C Preferred Shares.  Series C Preferred Shares
          ---------------------------------------
that have been issued and reacquired in any manner, including shares purchased, redeemed, exchanged or converted, shall (upon compliance with any applicable provisions of the DGCL) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issue of such shares as Series C Preferred Shares must be in compliance with the terms hereof.

     13.  Amendments.  The Certificate of Designation may be amended only with
          ----------
the consent of the Holders of a majority of the Series C Preferred Shares then outstanding, except that the Board of Directors may file amendments to this Certificate of Designation without the consent of the Holders of the Series C Preferred Shares in order to increase the number of Series C Preferred Shares authorized by this Certificate of Designation but only to permit the issuances of such Series C Preferred Shares as Dividend Series C Preferred Shares, and only if such additional shares are reserved for issuance as Dividend Series C Preferred Shares.

          IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed this 6 of December, 2000.

                                   PAMECO CORPORATION



                                   By: /s/ Robert J. Davis
                                      -------------------------------------
                                        Name:  Robert J. Davis
                                        Title: Chief Financial Officer

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